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                                                                   EXHIBIT 10(a)

         The CIT Group/
         Business Credit, Inc.
         1200 Ashwood Parkway
         Suite 150
         Atlanta, GA 30338
         770 522-7672

[THE CIT GROUP LOGO]


                                 March 10, 2000


     MOORE-HANDLEY, INC.
     3140 Pelham Parkway
     Pelham, AL 35124

     Gentlemen:

     Reference is made to the Financing Agreement between us dated August 7, 1997, as supplemented and amended (the "Financing Agreement"). Capitalized terms used and not otherwise defined herein shall have the same meanings given them in the Financing Agreement.

     You have requested that we (i) increase the Line of Credit to $24,000,000.00, (ii) establish a sub-line within the Line of Credit for advances against Eligible Inventory (as further set forth in the Inventory Security Agreement of even date herewith) and (iii) extend the term of the Financing Agreement to August 7, 2002, and we have agreed to such amendment subject to, and in accordance with the terms, provisions and conditions hereof:

     Effective immediately, pursuant to mutual agreement, the Financing Agreement shall be, and hereby is, amended as follows:

     1. The definitions of "Early Termination Date" and "Early Termination Fee" (as set forth in Section 1 of the Financing Agreement) shall be, and each hereby is amended by changing the references therein to "third Anniversary Date" to "fifth Anniversary Date";

     2. The definition of "Line of Credit" (as set forth in Section 1 of the Financing Agreement) shall be, and hereby is amended by increasing the $20,000,000.00 amount as set forth therein to $24,000,000.00; and

     3. Section 11 of the Financing Agreement shall be, and hereby is amended by changing all references "third Anniversary Date" in the first and fourth sentences thereof to read "fifth Anniversary Date".

     In addition, we will make advances against Eligible Inventory to you within the Line of Credit subject to and in accordance with the terms, provisions, conditions and limitations set forth in the Inventory Security Agreement.

     This Amendment shall be effective as of the date hereof upon the satisfaction of the following conditions precedent:
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     1.   receipt by CITBC of (i) a manually signed original copy of this
          Amendment, Inventory Security Agreement and all other related documents thereto duly executed and delivered by all parties hereto, and (ii) the execution and delivery to CITBC of any other documentation reasonably requested by CITBC (all of which shall be acceptable to CITBC in its discretion);

     2. The absence of (x) any Default and/or Event of Default and (y) any material adverse change in the financial condition, business, prospects, profitability, assets or operations of the Company;

     3. CITBC's receipt of a secretary's certificate certifying Board of Directors Resolutions authorizing the execution, delivery and performance by the Company of this agreement and all documents and transactions contemplated hereby; and

     4. Payment by the Company of (i) any Out-of-Pocket Expenses incurred by CITBC with respect to the preparation, execution, filing of any financing statements and delivery of this Amendment, and (ii) in consideration of the preparation by CITBC's in house legal department of this Amendment, a Documentation Fee equal to $1,000.00. All such amounts may, at CITBC's option, be charged to Revolving Loan Account under the Financing Agreement.


Except as set forth above no other changes in the terms and provisions of the Financing Agreement are intended or implied. If the foregoing is in accordance with your understanding of our agreement kindly so indicate by signing and returning to us the enclosed copy of the letter.


                                        Very truly yours,


                                        THE CIT GROUP/BUSINESS CREDIT, INC.


                                        By: /s/ Robert Bernier
                                           --------------------------------
                                        Name: Robert Bernier
                                        Title: Vice President



Read and Agreed to:

MOORE-HANDLEY, INC.

By: /s/ Michael J. Gaines
   --------------------------
   Name: Michael J. Gaines
   Title: President/COO